SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2003

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9147	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements and Exhibits.
(c)	Exhibits

99.1   Pursuant to Regulation FD, CanArgo Energy Corporation is furnishing its Press Release dated May 15, 2003.

Item 9.	Regulation FD Disclosure.

Pursuant to Regulation FD, CanArgo Energy Corporation is furnishing its Press Release dated May 15, 2003. The Press Release is attached hereto as Exhibit 99.1.

SIGNATURES
Q1 Results 2003
Financial Statements Consolidated Condensed Balance Sheets
Financial Statements Consolidated Condensed Statements of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: June 16, 2003	By:	/s/Liz Landles
Liz Landles, Corporate Secretary

CanArgo Energy Corporation

FOR IMMEDIATE RELEASE

Q1 Results 2003

May 15th, 2003 — Oslo, Norway — CanArgo Energy Corporation (“CanArgo”) (OSE: CNR, OTCBB: GUSH) is pleased to announce its first quarter results for 2003.

CanArgo reported a small negative operating cash flow of $110,673 for the quarter. Taking into consideration depreciation and other non-operating cash flow items the total loss was $689,311 giving a net loss for the quarter of $0.01 per share. Oil and gas sales were lower in the first quarter of 2003 due primarily to lower sales from inventory.

CanArgo Chairman and CEO Dr. David Robson commented, “ Our results are broadly in line with our expectations. We would expect the recent successful horizontal well on Ninotsminda field together with the cost reductions associated with our retrenchment programme to have a positive impact from the second quarter onwards. We have plans for further horizontal development wells on Ninotsminda later this year. At the same time we are actively seeking ways to progress our exploration programme. I look forward to briefing the shareholders more fully on our plans at our Annual General Meeting to be held in Oslo on 10th June, 2003.”

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia, Ukraine and the Caspian Sea. Further information on the Company is available at www.canargo.com and at http://www.sec.gov.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company can not give assurance that the results will be attained.

CanArgo Energy Corporation

Julian Hammond
Tel:	+44 1481 729980
Fax	+44 1481 729982
Mobile:	+44 7740 576139
e-mail:	info@canargo.com

CANARGO ENERGY CORPORATION AND SUBSIDIARIES

Financial Statements
Consolidated Condensed Balance Sheets

	Unaudited

	March 31,	December 31,
	2003	2002

ASSETS
Cash and cash equivalents	$1,894,567	$1,598,304
Accounts receivable	380,697	306,336
Inventory	152,348	185,924
Prepayments	293,781	211,623
Assets held for sale	8,223,686	8,095,947
Other current assets	173,830	175,951

Total current assets	$11,118,909	$10,574,085
Capital assets, net (including unevaluated amounts of $37,457,900 and $36,843,425, respectively)	60,144,348	59,702,525
Investments in and advances to oil and gas and other ventures — net	355,895	459,308

Total Assets	$71,619,152	$70,735,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,298,804	$871,996
Loans payable	380,000	—
Deferred revenue	2,000,000	1,500,000
Income taxes payable	61,000	61,000
Accrued liabilities	268,167	204,045
Liabilities held for sale	2,463,249	2,351,965

Total current liabilities	$6,471,220	$4,989,006
Provision for future site restoration	141,000	122,290
Minority interest in subsidiaries	3,502,050	3,519,342
Commitments and contingencies (Note 17)
Stockholders’ equity:
Common stock, par value $0.10 per share	9,735,620	9,735,620
Capital in excess of par value	145,151,475	145,151,475
Foreign currency translation adjustment	34,833	4,668
Accumulated deficit	(93,417,046)	(92,786,483)

Total stockholders’ equity	$61,504,882	$62,105,280

Total Liabilities and Stockholders’ Equity	$71,619,152	$70,735,918

CANARGO ENERGY CORPORATION AND SUBSIDIARIES

Financial Statements
Consolidated Condensed Statements of Operations

	Unaudited

	March 31,	March 31,
	2003	2002

Operating Revenues from Continuing Operations:
Oil and gas sales	$1,141,458	$1,637,929
Other	—	1,243,505

	1,141,458	2,881,434

Operating Expenses:
Field operating expenses	319,178	595,976
Direct project costs	166,586	629,439
Selling, general and administrative	766,367	751,545
Depreciation, depletion and amortization	578,638	769,413

	1,830,769	2,746,373

Operating (Loss) Income from Continuing Operations	(689,311)	135,061

Other Income (Expense):
Interest, net	(2,304)	(4,519)
Other	1,205	(59,819)
Equity income (loss) from investments	21,515	(8,125)

Total Other Income (Expense)	20,416	(72,462)

Net (Loss) Income Before Minority Interest	(668,895)	62,599

Minority interest in income (loss) of consolidated subsidiaries	6,184	(81,575)

Net Loss from Continuing Operations	$(662,711)	$(18,976)

Net (Loss) Income from Discontinued Operations, net of taxes and minority interest	(9,142)	106,019
Cumulative effect of change in accounting principle	41,290	—

Net (Loss) Income	(630,563)	87,043

Other Comprehensive Income:
Foreign currency translation	30,165	—

Comprehensive (Loss) Income	$(600,398)	$87,043

Weighted average number of common shares outstanding	97,356,206	94,787,113

Net Loss Per Common Share — Basic and Diluted Before Cumulative Effect of Change in Accounting
- from continuing operations	$(0.01)	$0.00
- from discontinued operations	$(0.00)	0.00

Net Loss Per Common Share — Basic and Diluted	$(0.01)	$0.00